March 26, 2008

Securities and Exchange Commission
Office of Filings and Information Services
100 F. Street, NE
Washington, D.C. 20549

Re: Dreyfus Premier Fixed Income Funds
-Dreyfus Premier Core Bond Fund
File No. 811-4748

Dear Sir or Madam:

Transmitted for filing is Form N-Q for the above-referenced Registrant for the quarter ending January 31, 2008.

Please direct any questions or comments to the attention of the undersigned at 212-922-
6759.

Sincerely,

/s/ Alice S. Quinn
Alice S. Quinn
Paralegal

Enclosures